UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 26, 2012

Deluxe Corporation

(Exact Name of Registrant as Specified in Charter)

Minnesota	1-7945	41-0216800
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3680 Victoria St. North, Shoreview, Minnesota	55126-2966
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (651) 483-7111

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.             Entry into a Material Definitive Agreement.

On November 9, 2012, Deluxe Corporation, a Minnesota corporation (the “Company”), and certain of its subsidiaries (the “Guarantors”) entered into a Purchase Agreement (the “Purchase Agreement”) with J.P. Morgan Securities LLC (“J.P. Morgan”), as representative of the several initial purchasers (the “Initial Purchasers”) listed in Schedule I to the Purchase Agreement, to sell to the Initial Purchasers $200,000,000 aggregate principal amount of the Company’s 6.000% Senior Notes due 2020 (the “Notes”) pursuant to the Indenture (as defined below). The closing of the sale of the Notes occurred on November 27, 2012. The Notes have not been registered under the Securities Act of 1933, as amended (the “Securities Act”). The Company offered and sold the Notes to the Initial Purchasers in a private placement in reliance upon the exemption from registration provided by Section 4(a)(2) of the Securities Act. The Initial Purchasers then resold the Notes to qualified institutional buyers pursuant to the exemption from registration provided by Rule 144A under the Securities Act and to non-U.S. persons pursuant to the exemption from registration provided by Regulation S under the Securities Act.

Indenture

On November 27, 2012, the Company and the Guarantors entered into an Indenture (the “Indenture”) with U.S. Bank National Association, as trustee (the “Trustee”), relating to the Notes. A copy of the Indenture is attached hereto as Exhibit 4.1 and is incorporated herein by reference. The Indenture sets forth the terms of the Notes, including, without limitation:

Maturity. The Notes will mature on November 15, 2020.

Interest Payments. The Company will pay interest on the Notes semi-annually in arrears on May 15 and November 15 of each year, commencing May 15, 2013, at a rate of 6.000% per annum.

Optional Redemption. At any time prior to November 15, 2015, the Company may on one or more occasions redeem up to 35% of the original principal amount of the Notes with the proceeds of one or more equity offerings of shares of the Company’s common stock at a redemption price of 106.000% of the principal amount of the Notes, together with accrued and unpaid interest, subject to certain limitations. At any time prior to November 15, 2016, the Company may redeem some or all of the Notes at a price equal to 100% of the principal amount of the Notes plus accrued and unpaid interest plus an applicable premium set forth in the Indenture. At any time on or after November 15, 2016, the Company may redeem some or all of the Notes at the redemption prices set forth in the Indenture.

Mandatory Offers to Purchase. Upon the occurrence of a change of control (as defined in the Indenture), the Company will be required to make an offer to purchase all of the Notes at a price equal to 101% of their principal amount, together with accrued and unpaid interest. Upon certain assets dispositions, the Company will be required to use the proceeds therefrom to make an offer to purchase the Notes at 100% of their principal amount, together with accrued and unpaid interest, if it does not use such proceeds within 365 days to repay indebtedness or to enter into an agreement to invest in capital assets or capital stock of a restricted subsidiary (as defined in the Indenture).

Guarantees. The Company’s obligations under the Notes are jointly and severally and fully and unconditionally guaranteed by all of the Company’s existing and future direct and indirect subsidiaries that guarantee any of the Company’s other indebtedness.

Ranking. The Notes are general unsecured obligations of the Company ranking equally in right of payment with the Company’s existing and future unsecured unsubordinated debt.

Covenants and Events of Default. The Indenture contains covenants that limit the Company’s ability and the ability of its restricted subsidiaries to, among other things, incur certain additional indebtedness and liens, issue redeemable stock and preferred stock, pay dividends and distributions, make loans and investments and consolidate or merge or sell all or substantially all of its assets. If an event of default occurs and continues, the Trustee or the holders of at least 25% in principal amount of the outstanding Notes may declare the principal of, premium, if any, and accrued and unpaid interest on all the Notes to be due and payable.

Registration Rights Agreement

In connection with the issue and sale of the Notes, the Company and the Guarantors entered into a Registration Rights Agreement (the “Registration Rights Agreement”), dated as of November 27, 2012, with J.P. Morgan, as representative of the Initial Purchasers. Under the Registration Rights Agreement, the Company agreed to use its commercially reasonable efforts to file with the Securities and Exchange Commission a registration statement under the Securities Act so as to allow holders of the Notes to exchange their Notes for the same principal amount of a new issue of notes (the “Exchange Notes”) with identical terms, except that the Exchange Notes will not be subject to certain restrictions on transfer or to any increase in annual interest rate. If the exchange offer is not completed on or before the date that is 340 days after November 27, 2012, the Company will be required to pay additional interest to the holders of the Notes. A copy of the Registration Rights Agreement is attached hereto as Exhibit 4.2 and is incorporated herein by reference.

General

The foregoing descriptions are summaries of, and do not purport to be complete descriptions of, the terms, conditions and covenants of the Indenture and the Registration Rights Agreement. Such descriptions are qualified in their entirety by reference to the full terms, conditions and covenants of the Indenture and the Registration Rights Agreement.

Item 2.03.                                        Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Reference is made to Item 1.01 of this report.

Item 3.03.                                        Material Modification to Rights of Security Holders.

On November 26, 2012, the Company, the Guarantors and The Bank of New York Mellon Trust Company, N.A. (formerly The Bank of New York Trust Company, N.A.), as trustee (“The Bank of New York Mellon”), entered into a Supplemental Indenture (the “Supplemental Indenture”) to the Indenture (the “2015 Notes Indenture”), dated as of May 14, 2007, as supplemented by a Supplemental Indenture, dated as of March 12, 2012, as further supplemented by a Supplemental Indenture, dated as of September 9, 2012, and as further supplemented by a Supplemental Indenture, dated as of July 30, 2012, each among the Company, the guarantors named therein and The Bank of New York Mellon, regarding the Company’s 7.375% Senior Notes due 2015 (the “2015 Notes”). The Supplemental Indenture eliminated substantially all of the restrictive covenants, certain events of default and certain other provisions contained in the 2015 Notes Indenture.

The foregoing description is a summary of, and does not purport to be a complete description of, the terms, conditions and covenants of the Supplemental Indenture. Such description is qualified in its entirety by reference to the full terms, conditions and covenants of the Supplemental Indenture, a copy of which is attached hereto as Exhibit 4.3 and is incorporated herein by reference.

Item 8.01.             Other Events.

On November 26, 2012, the Company issued a press release announcing it had received, pursuant to its previously announced tender offer to purchase for cash any and all of its 2015 Notes and the concurrent consent solicitation, the requisite consents to adopt the amendments to the 2015 Notes Indenture effected by the Supplemental Indenture. A copy of the press release is attached as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 9.01.             Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit No.	Description
4.1	Indenture, dated as of November 27, 2012, by and among the Company, the Guarantors and U.S. Bank National Association, as trustee (including form of 6.000% Senior Notes due 2020)

4.2

Registration Rights Agreement, dated as of November 27, 2012, by and among the Company, the Guarantors and J.P. Morgan, as representative of the several initial purchasers listed in Schedule I to the Purchase Agreement

4.3

Supplemental Indenture, dated as of November 26, 2012, among the Company, the Guarantors and The Bank of New York Mellon Trust Company, N.A. (formerly The Bank of New York Trust Company, N.A.), as trustee

99.1	Press Release of Deluxe Corporation dated November 26, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DELUXE CORPORATION

Date: November 27, 2012

	By:	/s/ Terry D. Peterson
		Name:	Terry D. Peterson
		Title:	Senior Vice President, Chief Financial Officer

Exhibit Index

Exhibit No.	Description
4.1	Indenture, dated as of November 27, 2012, by and among the Company, the Guarantors and U.S. Bank National Association, as trustee (including form of 6.000% Senior Notes due 2020)

4.2

Registration Rights Agreement, dated as of November 27, 2012, by and among the Company, the Guarantors and J.P. Morgan, as representative of the several initial purchasers listed in Schedule I to the Purchase Agreement

4.3

Supplemental Indenture, dated as of November 26, 2012, among the Company, the Guarantors and The Bank of New York Mellon Trust Company, N.A. (formerly The Bank of New York Trust Company, N.A.), as trustee

99.1	Press Release of Deluxe Corporation dated November 26, 2012